Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on S-3 (No. 333-204097) and Registration Statements on Form S-8 (Nos. 333-196571 and 333-204644) of Vital Therapies, Inc. of our report dated March 8, 2016 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

San Diego, California
March 8, 2016